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                                                                   EXHIBIT 10.4




                    AMENDMENT TO PROJECT COMPLETION AGREEMENT

         AMENDMENT (the "Amendment"), dated as of June 3, 1999, among CLOSED JOINT- STOCK COMPANY "FOREST-STARMA", a joint stock company of the closed type, organized and existing under the legislation of the Russian Federation (the "Company"), THE PIONEER GROUP, INC., a corporation organized and existing under the laws of the state of Delaware (the "U.S. Sponsor"), PIONEER FOREST, INC., a corporation organized and existing under the laws of the state of Delaware and a wholly owned subsidiary of the U.S. Sponsor (the "U.S. Subsidiary Sponsor"), INTERNATIONAL JOINT-STOCK COMPANY "STARMA HOLDING", a closed joint stock company, organized and existing under the legislation of the Russian Federation (the "Russian Sponsor") and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC").


                                   WITNESSETH:

         WHEREAS, the Company, the U.S. Sponsor, the Russian Sponsor and OPIC are parties to a Project Completion Agreement dated as December 21, 1995 (the "Project Completion Agreement");

         WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Finance Agreement dated December 21, 1995, as amended, between the Company and OPIC or in the Project Completion Agreement;

         WHEREAS, as a result of the Recapitalization, the U.S. Subsidiary Sponsor now owns 97% of the shares of capital stock of the Company and the Russian Sponsor no longer holds any capital stock of the Company; and

         WHEREAS, the parties wish to substitute the U.S. Subsidiary Sponsor for the Russian Sponsor, as a party to and under the terms of, the Project Completion Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1.       AMENDMENTS.
                  (a) The U.S. Subsidiary Sponsor is hereby substituted for the Russian Sponsor as a party to the Project Completion Agreement and the words "U.S.Subsidiary Sponsor" are hereby subsituted for the words "Russian Sponsor" in each instance in the definition of Sponsors in Section 1(b) of the Project Completion Agreement. The U.S. Sponsor shall remain a party to the Project Completion Agreement and its obligations thereunder shall not be affected by such substitution.


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                  (b)   Section 24 of the Project Completion Agreement is hereby
                        amended by the addition of the following paragraph:

                             "Notwithstanding the foregoing, the U.S. Sponsor hereby indemnifies and holds harmless the Indemnified Persons from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (Losses) that may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to the Contract of Pledge of Shares between the U.S. Subsidiary Sponsor and OPIC on the Recapitalization, if such Losses would not have occurred had the U.S. Sponsor and the Russian Sponsor not transferred their shares of the Company, directly or indirectly, to the U.S. Subsidiary Sponsor in connection with the Recapitalization. In particular, but without limitation, this indemnity extends to any Losses incurred by an Indemnified Person as a result of the bankruptcy of the U.S. Subsidiary Sponsor or due to the existence of any contract for pledge of shares in the Company which the U.S. Subsidiary Sponsor may have entered into, and having priority to, the contract for the Pledge of Shares with OPIC."

         2.       REPRESENTATIONS AND WARRANTIES.
                  (a) Each of the Company, the U.S. Sponsor, the U.S. Subsidiary Sponsor and the Russian Sponsor represents and warrants to OPIC that this Amendment consititutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms. (b) Each of the U.S. Sponsor and the U.S. Subsidiary Sponsor represents and warrants to OPIC, jointly and severally that: (i) As of the effective date hereof the U.S. Subsidiary Sponsor owns of record and beneficially, and the U.S. Sponsor owns beneficially, 97% of the issued and outstanding shares of capital stock of the Company, and the U.S. Sponsor owns of record and beneficially all of the issued and outstanding shares of capital stock of the U.S. Subsidiary Sponsor; (ii) As of the date hereof each of the representation and warranties of the Sponsors in paragraphs (b) through (j) of Section 8.A of the Project Completion Agreement are true and accurate.

         3. UNDERTAKING OF U.S. SUBSIDIARY SPONSOR. The U.S. Subsidiary Sponsor hereby agrees to be bound by the terms of Project Completion Agreement as amended by this Amendment and to appoint an agent for service of process satisfactory to OPIC in compliance with Section 14(b) of the Project Completion Agreement and give written notice thereof to OPIC within 30 days after the date hereof. Notices to the U.S. Subsidiary Sponsor pursuant to






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                  Section 18 of the Project Completion Agreement may be given to it at the following address:

                           60 State Street
                           Boston, MA 02109
                           Tel: 617-742-7825
                           Fax: 617-422-4286

         4. RATIFICATION AND CONFIRMATION. As amended hereby, all the terms and provisions of the Project Completion Agreement are hereby ratified and confirmed and shall apply in full force and effect.

         5. EFFECTIVE DATE. This Amendment shall be effective as of the date hereof.

         6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which shall constitute one and the same instrument.


         IN WITNESS whereof, the parties hereto have caused this Amendment to be executed by their authorized representatives as of the day and year first above written.


                             CLOSED JOINT-STOCK COMPANY "FOREST-STARMA"

                             By:  /s/ Donald H. Hunter
                             Its: Authorized Officer

                             By:  /s/ Catherine V. Mannick
                             Its: Authorized Officer

                             By:  /s/ Inna Verdini
                             Its: Chief Accountant


                             THE PIONEER GROUP, INC.

                             By:  /s/ Eric W. Reckard
                             Its: Executive Vice President, CFO and Treasurer


                             PIONEER  FOREST, INC.

                             By:  /s/ Stephen G. Kasnet
                             Its: President



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                             INTERNATIONAL JOINT-STOCK COMPANY "STARMA HOLDING"

                             By:  /s/ Donald H. Hunter
                             Its: Authorized Officer

                             By:  /s/ Inna Verdini
                             Its: Chief Accountant


                             OVERSEAS PRIVATE INVESTMENT CORPORATION

                             By:  /s/ Steven S. Smith
                             Its: Investment Officer